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                                                                    EXHIBIT j(2)



                              CONSENT OF COUNSEL

                               AIM GROWTH SERIES

We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services--Other Service Providers-- Counsel to the Trust" in the Statement of Additional Information for the AIM Growth Series, which is included in Post-Effective Amendment No. 51 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-57526), and Amendment No. 47 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2699), on Form N-1A of AIM Summit Fund.




                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 23, 2002